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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
ACMAT Corporation and
United Coasts Corporation



We consent to the use of our reports regarding ACMAT Corporation and Subsidiaries and United Coasts Corporation and Subsidiary, included herein or incorporated herein by reference, and to the references to our firm under the heading "Experts", "Company Selected Financial Data", and "United Coasts Selected Financial Data" in the prospectus. Our reports refer to a change in accounting for investments in 1994.

                                                 /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
May 3, 1996